Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

As of February 18, 2015

Grandparents.com, Inc.

589 8th Avenue, 6th Floor

New York, NY 10018

Attn: Steve Leber, Chairman & CEO

Re:              Letter of Agreement

Dear Mr. Leber,

This letter of agreement (“Agreement”) is entered into as of the date first referenced above (“Effective Date”) by and between HSNi, LLC and its affiliates (collectively, “HSN”) and Grandparents.com, Inc. on behalf of itself and as the founder and administrator of the American Grandparents Association (“AGA” or “Company”).

In consideration of the mutual covenants and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HSN and Company agree as follows:

1.             AGA Family Insurance Events. The parties acknowledge that during the “Term” (as defined in Section 6.a below), HSN will produce segments (live or recorded) that will be broadcast on its live television shopping network (“HSN TV”) and online (as provided herein) where HSN will work directly with the Company and its third party partner to market and promote certain “Special Packets” (as defined below) on certain event days (each such segment is referred to as an “AGA Event,” which includes events with Aetna Life Insurance Company (“AET”), or hereinafter referred to as an “AGA-AET Event”). The initial AGA Events will be with Company’s partner, AET, which has entered into a separate agreement with HSN with regard to the subject matter hereof, and future AGA Events will be with other AGA partners, as approved by HSN in accordance with the terms of this Agreement. As of the Effective Date hereof, HSN anticipates that the dates for each AGA-AET Event will take place on dates that are on or around the dates as follows: (i) a to be determined date in June 2015 (anticipated to be marketed as the “Caregiver Event”); and (ii) a to be determined date in November 2015 (anticipated to be marketed as the “Open Enrollment Event”). Company acknowledges and agrees that the actual dates for the Caregiver Event and Open Enrollment Event will be determined by HSN and AET. For each AGA-AET Event, HSN showhosts will appear alongside certain guest(s) provided by AET who will discuss and promote a free special packet consisting of a brochure/information about AET products along with certain Company-provided materials as more particularly stated in Section 2 below (the “Special Packet”). Subject to delivery and compliance of all materials to be included in the Special Packet with the specifications set forth in Section 2.a and 2.b below, and further subject to AET’s election to proceed with the Open Enrollment Event, HSN agrees to distribute [***] Special Packets during the Term (not including any Packets that may be distributed in connection with the [***] as specified in Section 5.a below). Each Special Packet will also include the “Grand Card” and other AGA membership information as set forth in Section 2.b below. All AGA Events may be rebroadcast in full on HSN’s second television shopping channel (“HSN2”) in addition to being made available throughout all “HSN Media”. “HSN Media” is collectively defined as HSN TV, HSN2, HSN’s website (“hsn.com”), HSN’s social media sites (such as Facebook, YouTube, Twitter, Instagram, Pinterest, Vine, Google+ Hangout), HSN’s partner sites on AOL.com and BoutiqueUnivision.com, and HSN’s other direct to consumer platforms (such as the HSN Program Guide or package inserts).

2.             Special Packet – Responsibilities of Each Party.

a.           HSN will assign a HSN item number to the Special Packet. The parties acknowledge and agree that [***]. In the event that HSN incurs any third party shipping charges or overages as a direct result of any documents or materials submitted by Company that exceed the foregoing weight and size specifications, then HSN will chargeback such costs to Company and Company will remit payment in full to HSN for such costs within thirty (30) days after Company’s receipt of HSN’s invoice therefor. To the extent Company has an agreement with AET whereby AET may be responsible for overages directly attributed to materials provided by Company in the Special Packet, then Company may seek reimbursement from AET and/or arrange to have AET pay the HSN invoice for any overages charged by HSN pursuant to the foregoing. HSN will be responsible for all costs of procuring the envelope/jiffy bag used for the Special Packet and for collating or assembling the AET brochures/materials and Company-provided items into the envelope/jiffy bag. Once each Special Packet is assembled, HSN will then be responsible for, and shall bear all expenses associated with, sending out each Special Packet to each customer who has requested to receive such Special Packet, subject to any applicable restrictions or limitations on the number of Special Packets as prescribed by the parties.

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Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

b.           Company may include various AGA membership benefit information for inclusion in the Special Packets as follows: (i) one (1) year of paid-for membership in the AGA with a plastic “Grand Card” (as stated in Section 3 hereof, the fees to be remitted by HSN to AGA are also inclusive of the paid-for AGA memberships included in the Special Packets); (ii) instructions and related information on how to activate the Grand Card; (iii) a list of discounts that may be redeemed for services or products offered to AGA premium members on its website; and/or (iv) at AGA’s request, a small AGA-branded item or trinket (e.g., a pen, note pad, etc.). Company will provide each of the foregoing items in compliance with the size, weight, and other specifications as stated in Section 2.a above. Company will be responsible for the postage, printing, and all other costs related to shipment of the foregoing Company materials to HSN’s warehouses in Fontana, CA and Piney Flats, TN which will occur no later than four (4) weeks prior to the date of each AGA-AET Event. Company will prepare clear instructions for use of the Grand Cards that will be in material compliance with all applicable federal, state or local laws, rules and regulations (including all tax and unclaimed property/escheat laws) and each Grand Card will clearly designate Company (or the AGA as applicable) as the issuer of the Grand Card and provide Company’s and/or AGA’s toll-free customer service number. In the event that any customer receives a Grand Card in the Special Package that is damaged or otherwise defective, then such customer may request a replacement copy for the damaged or defective Grand Card. Any such request may be made by a customer directly to Company or forwarded to Company by HSN. HSN will notify its customer service personnel that requests for Grand Card replacements from customers must be forwarded to Company (or to the AGA designated customer service personnel). Company will provide HSN with the applicable Company or AGA designated customer service toll-free number so that HSN’s customer service may transfer to Company or AGA any calls from customers received by HSN’s customer service representatives about the use, redemption, instructions, rules, or other inquiries about the Grand Card. All costs in connection with delivery of replacement Grand Cards to customers and related Grand Card customer service costs will be solely borne by Company.

3.            Compensation. In consideration for purchasing the AGA memberships referred to in Section 2b and Company’s performance of its obligations hereunder, HSN will remit payment in immediately available funds to Company in the total amount of [***] of all gross proceeds received from AET by no later than thirty (30) days from HSN’s receipt of such proceeds. It is understood by Company that payments are conditioned on HSN first receiving applicable monies from AET, and so to the extent AET is late or delinquent in remitting payment to HSN, then the timing for when HSN will pay Company will be extended as necessary, but in no event later than thirty (30) days after the date on which HSN receives payment from AET. For purposes of clarification and avoidance of doubt, AGA is only entitled to a fee from funds actually received by HSN from AET so if AET fails to make any payment to HSN for any reason whatsoever, AGA’s fee pursuant to this Section 3 will be adjusted accordingly (e.g., if AET does not make any payment to HSN, then AGA will receive no fee from HSN since HSN received no funds from AET; if AET remits a portion of, but not the full amount of payment to HSN, then AGA will receive its [***] fee based on the actual amount HSN receives from AET).

4.            Use of Marks; Publicity. Subject to the terms and conditions of the Agreement and only during the Term hereof, HSN and Company grant to the other the non-transferable, non-assignable, royalty-free, non-exclusive license to use each other’s tradenames, trademarks, service marks, logos or any other associations that the party desires to use as permitted herein. Each party shall notify the other of its intended use of the other party’s tradenames, trademarks, service marks, logos or any other associations that the party desires to use in its advertising, promotions or publicity and any such use shall be subject to the prior written consent of the party whose tradenames, trademarks, service marks, logos or other associations are sought to be used. Neither party shall use any of the other party’s tradenames, trademarks, service marks, logos or any other associations without the prior express written consent of the other. Additionally, neither party will issue a press release in connection with this Agreement or any of the AGA Events without the approval of the other party, and each party will be responsible for their respective costs in connection with the issuance of such press release.

5              [***]; Additional Opportunities.

a.           The parties acknowledge that during the Term HSN will use good faith efforts [***]. HSN will not be held in breach or default of this Agreement in the event that [***]. The parties will memorialize any promotional tactics or undertakings that may be outside the scope of this Agreement in the form of a written addendum to be executed by both parties and attached hereto.

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Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

b.           From time to time during the Term, the parties will also discuss additional business and promotional opportunities with other third party providers who may provide new marketing campaigns with HSN. Company and HSN will collaborate together in order to review and mutually approve any such opportunities in advance and will then jointly handle the pitching or presentation of such opportunities with the applicable third party provider. HSN will have the sole discretion in determining all production costs, creative content and all other business and financial elements of any such opportunity as necessary. [***] To the extent Company and HSN mutually agree to a new marketing campaign with a third party provider, then Company and HSN will memorialize their respective marketing, business, and compensation terms with respect thereto in the form of a written addendum to be executed by both parties and attached hereto, and the Term hereof shall be extended upon comparable terms of scope as that of the AGA-AET Event detailed hereunder as necessary in order to correspond to the applicable term of such new marketing campaign.

6.             Term.

a.           This Agreement shall commence as of the Effective Date and will continue thereafter through December 31, 2015, unless sooner terminated by the parties as provided in Section 6.b below (“Term”). In the event that AET’s agreement with HSN is terminated or expires, then the Term of this Agreement will continue for a period of nine (9) months from the date of such termination in order to allow Company to search for a new third party provider. In the event AET enters into a new or additional marketing campaign with HSN beyond the Term hereof, then the Term of this Agreement shall be extended to correspond to the term of the new AET marketing campaign, except in the case where AET has not agreed to allow AGA to participate in any manner whatsoever in the new or additional campaign between AET and HSN. Notwithstanding the foregoing, in the event that HSN’s new AET marketing campaign yields HSN at least [***] in actual cash and monies from AET, then HSN will remit payment to AGA in the amount of [***] of the actual monies received by HSN regardless of whether the AGA participates in the new AET marketing campaign. Payment will be made by HSN to AGA pursuant to the same terms stated in Section 3 above; provided, however, that no money whatsoever will be payable by HSN to AGA in the event that the new AET marketing campaign does not yield HSN at least [***] in actual cash and monies.

b.           This Agreement may be terminated as follows: (i) either party may terminate on written notice to the other party if that other party has materially breached a material provision of this Agreement and such breach has not been cured within thirty (30) days (or, if not capable of cure within thirty (30) days, has undertaken efforts to cure and is diligently pursuing such cure) after written notice of the breach; or (ii) by mutual agreement of the parties. Additionally, either party may terminate this Agreement: (a) in the event either HSN or Company commits any act or becomes involved in any situation or occurrence that brings HSN, Company, and/or their respective partners such as AET into public disrepute, disparagement, scandal, or derogates from the public image of HSN, Company, or any of their respective partners such as AET; (b) in the event either party is party to a merger, acquisition or similar transaction in which the other party to the transaction requires termination of similar agreements; or (c) in the event the other party makes a general assignment for the benefit of creditors, files a voluntary petition of bankruptcy, suffers or permits the appointment of a receiver for its business or assets, or becomes subject to a petition in bankruptcy not dismissed in sixty (60) days, or has wound up or liquidated. In the event that any of the foregoing events occurs, that party will immediately notify the other party in writing of the applicable event’s occurrence.

7.             Confidentiality. All of HSN’s and Company’s respective business information relating to the promotional activities hereunder, including, without limitation, the terms of this Agreement, customer lists, personally identifiable information, marketing techniques, business strategies, methods and plans, and sales information, will constitute “Confidential Information.” Each party receiving Confidential Information (the “Receiving Party”) will hold all Confidential Information of the party disclosing Confidential Information (the “Disclosing Party”) in the strictest confidence and will protect all Confidential Information of the Disclosing Party with the same degree of care that the Receiving Party exercises with respect to its own proprietary and confidential information, but in no event less than a reasonable degree of care. The Receiving Party will not disclose or otherwise disseminate any Confidential Information of the Disclosing Party to any third party without prior express written consent of the Disclosing Party or unless required by law, governmental regulation, court order, or other legal process, and the Receiving Party will use the Disclosing Party’s Confidential Information only in connection with the services expressly contemplated by this Agreement and will not otherwise use any Confidential Information of the Disclosing Party for the Receiving Party’s own purpose or benefit. However, the Receiving Party will have no obligation with respect to Confidential Information that: (i) is in the public domain through no unauthorized act or omission of the Receiving Party; (ii) was in the possession of the Receiving Party without any restriction on use or disclosure prior to its disclosure by the Disclosing Party; (iii) is independently developed by an employee(s) of the Receiving Party with no access to the disclosed Confidential Information; or (iv) is received from a third party without any restriction on use or disclosure and, to the Receiving Party’s reasonable knowledge, without violation of any obligation to the Disclosing Party. If the Receiving Party is required to disclose any Confidential Information of the Disclosing Party by law, governmental regulation, court order, or other legal process, it may do so provided that it provides the Disclosing Party prompt written notice, in advance of said requirement if legally possible, of the apparent obligation to make the disclosure so that the Disclosing Party may seek a protective order or other comparable relief and that the Receiving Party takes such other reasonable steps, at the sole expense of the Disclosing Party, to assist the Disclosing Party with protecting the confidentiality of the Confidential Information, as may be reasonably requested by the Disclosing Party. Dissemination of Confidential Information will be limited to employees or agents that are directly involved with the discussions contemplated by this Agreement, and even then only to such extent as is necessary and essential. The parties will inform their employees and agents of the confidential nature of the information disclosed hereunder and cause all such employees and agents to abide by the terms of this Agreement. All documents containing Confidential Information and provided by the Disclosing Party shall remain the property of the Disclosing Party, and all such documents, and copies thereof, will be returned or destroyed upon the request of the Disclosing Party. Documents prepared by the Receiving Party using Confidential Information of the Disclosing Party, or derived therefrom, will be destroyed upon request of the Disclosing Party, confirmation of which will be provided in writing to the Disclosing Party.

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Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

8.            Representations and Warranties. Company and HSN hereby represent and warrant to the other that: (i) each has the full right, power and authority to make and enter into this Agreement and grant all rights granted herein; and (ii) such party has not granted nor will such party grant any rights, and has not done nor will do, and has not authorized any party to do nor will authorize any party to do, anything inconsistent with the rights granted herein. Additionally, during the Term, Company represents, warrants and covenants to HSN that [***]. In consideration thereof, HSN represents, warrants and covenants that during the Term, [***].

9.           Indemnification. Company will indemnify and defend HSN, its parent and affiliates and each of their respective officers, directors, shareholders, agents, employees, and representatives from and against any and all third party claims, damages, taxes, royalties, penalties, and expenses, including, without limitation, reasonable outside attorneys’ fees and costs, in connection with any breach by Company of any representation, warranty, or covenant hereunder. HSN will indemnify and defend Company, its parent and affiliates and each of their respective officers, directors, shareholders, agents, employees, and representatives from and against any and all third party claims, damages, taxes, royalties, penalties, and expenses, including, without limitation, reasonable outside attorneys’ fees and costs, in connection with any breach by HSN of any representation, warranty, or covenant hereunder.

10.          Notice. Any notice or other form of communication will be duly made when personally delivered to the party to be notified, or when received via overnight courier certified mail (return receipt requested), to the address set forth below or to such other addresses a party may designate by notice pursuant hereto:

To HSN:	To Company:

HSNi, LLC	Grandparents.com, Inc.
1 HSN Drive	589 8th Avenue, 6th Floor
St. Petersburg, FL 33729	New York, NY 10018
Attn: President	Attn: Steve Leber, Chairman & CEO

Copies of notices to HSN will be sent to: HSN, Inc., Attn: Chief Legal officer at same above address. Either party may by written notice to the other party change the address to which notices to such party are to be delivered.

11.         Force Majeure Event. Neither party shall be responsible for failure or delay of performance if caused by: an act of war, hostility, or sabotage; act of God; flood, hurricane, or other natural disaster; electrical, internet, software, telecommunication, or other systemic outage that is not caused by the breaching party; government restrictions; or other unforeseeable event outside the reasonable control of the breaching party (collectively, “Force Majeure Event”). Both parties will use reasonable efforts to mitigate the effect of a Force Majeure Event. Only if such event continues for more than thirty (30) days, either party may cancel any unperformed services and/or terminate this Agreement without penalty upon written notice to the other.

12.         Binding Effect, Assignment. This Agreement is binding on the parties and their respective successors and permitted assigns. This Agreement and the respective duties and responsibilities of the parties hereunder may not be assigned by either party, in whole or in part, without the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that either party may assign this Agreement to an entity controlling, controlled by or under common control with the assignor, or in connection with the merger or reorganization of the assignor, or in connection with the sale or other transfer of all or substantially all of the assignor’s assets.

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Confidential Information has been omitted in places marked “[***]” and has been filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to this omitted information pursuant to an application for confidential treatment filed with the Commission under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

13.         Relationship of the Parties. It is expressly understood and agreed that Company is an independent contractor, that Company shall not be deemed to be the agent or employee of the HSN or of any of its affiliates for any purpose whatsoever. Except to the extent authorized by the express terms hereof, neither party is hereby granted any right or authority to assume or create any obligation or liability express or implied on behalf of or in the name of such other party in any manner or thing whatsoever. Neither Company nor HSN are partners or agents of the other, and neither party’s respective agents and employees are the agents or employees of the other party. Company, and Company’s agents and employees, will not be eligible for any HSN employment benefits, including without limitation workers’ compensation insurance coverage, and HSN, and HSN’s agents and employees, will not be eligible for any Company employment benefits, including without limitation workers’ compensation insurance coverage.

14.         Miscellaneous. This Agreement constitutes the parties’ entire understanding and agreement with respect to the subject matter hereof and cannot be amended except by a written instrument signed by the parties hereto. This Agreement will be governed by and construed in accordance with the internal laws of the State of Florida without regard to conflict of laws principles. Any suit brought under or in connection with this Agreement may be brought only in the courts of the State of Florida, Pinellas or Hillsborough County, or of the U.S. District Court for the Middle District of Florida, Tampa Division, and HSN and Company consent to the personal jurisdiction and venue of such courts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Facsimile, PDF, and photocopied signatures of this Agreement shall be treated as originals for all purposes relating to this Agreement.

Please confirm your understanding of the terms of this Agreement by signing below.

HSNi, LLC		ACCEPTED AND AGREED:

By:	/s/ Bill Brand	Grandparents.com, Inc.
Its:	President HSN & CMO HSNi
Date:	3/19/15	By:	/s/ Steven Leber
		Its:	CEO & Chairman
		Date:	2/25/15

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